SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 12, 2008

ZAGG Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-52211	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah	84115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 263-0699

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 12, 2008, our board of directors appointed Mr. Larry Harmer to serve as a member of our board of directors and he shall serve in that capacity until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.

There were no arrangements or understanding between Mr. Harmer and any other person pursuant to which he was selected as a director.

On May 12, 2008, in accordance with our ZAGG Incorporated 2007 Stock Incentive Plan, Mr. Harmer was granted options to purchase 1,000,000 shares of our common stock.  The options will vest equally over a three year period, have an exercise price equal to the fair market value of our common stock on the date of grant and will expire in five years for so long as Mr. Harmer continuously remains a director of, or a consultant to, our company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Incorporated

By:           / s/ BRANDON T. O’BRIEN
Brandon T. O’Brien
Chief Financial Officer
Date:       May 19, 2008